UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 Effective as of July 14, 2014, the Board of Directors (the “Board”) of Xencor, Inc. (the “Company”) appointed Kurt Gustafson as a director of the Company. In addition, Mr. Gustafson was appointed to serve as chairman of the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

In connection with Mr. Gustafson’s appointment, the Company granted to Mr. Gustafson an option to purchase shares of the Company’s common stock pursuant to the Company’s 2013 Equity Incentive Plan under its current compensation practice for newly appointed non-employee directors. Mr. Gustafson will receive a cash retainer consistent with the Company’s current compensation practice for non-employee directors. The Company also anticipates that Mr. Gustafson will enter into the Company’s standard indemnification arrangement for officers and directors of the Company.

In connection with Mr. Gustafson’s appointment to the Board, and the promotion of John R. Desjarlais, Ph.D., to Senior Vice President of Research and Chief Scientific Officer, the Company issued a press release on July 15, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2014	XENCOR, INC.

	By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 15, 2014.